As filed with the Securities and Exchange Commission on October 16, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP Digital, Inc.

(Exact name of registrant as specified in its charter)

Colorado	3663	84-1493152
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2002 Stock Option Plan

(Full Title of Plan)

David C. Owen

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. von Bergen

David C. Wang

Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2) (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, no par value	2,500,000	$0.64	$1,600,000	$89.28

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers an indeterminate amount of additional shares of common stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend or the like.
(2)	Pursuant to Rule 457(c) and (h) of the Securities Act, the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on October 13, 2009.
(3)	Estimated solely for the purpose of calculating the registration fee for the additional securities being registered pursuant to Instruction E of Form S-8.

EXPLANATORY NOTE

On December 13, 2004, ICOP Digital, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-121219) registering 5,000,000 shares of the Registrant’s common stock, no par value, for issuance under the 2002 Stock Option Plan, as amended (the “Plan”). On March 10, 2005, a one-for-ten reverse stock split was effected which reduced the number of shares reserved under the Plan to 500,000. On November 20, 2005 and August 10, 2006, the Registrant’s Board of Directors (the “Board”) and stockholders, respectively, approved an amendment to the Plan which increased the number of shares reserved under the Plan to 1,500,000, and a Registration Statement on Form S-8 registering an additional 1,000,000 shares was filed on January 13, 2006 (Registration No. 333-131036).

On June 16, 2009 and August 12, 2009, the Board and stockholders, respectively, approved an amendment to the Plan which further increased the maximum number of shares available for issuance under the Plan from 1,500,000 shares to 4,000,000 shares. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register the additional 2,500,000 shares of common stock available for issuance under the Plan.

This Registration Statement also includes a reoffer prospectus, which has been revised to update the reoffer prospectus that was filed with Registration Statement No. 333-131036 (the “Revised Reoffer Prospectus”). The Revised Reoffer Prospectus has been prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3, and may be used for reoffers of shares of common stock (acquired or to be acquired pursuant to the exercise of stock options or other awards granted under the Plan) that are defined as “control securities” or “restricted securities” under General Instruction C of Form S-8.

ICOP DIGITAL, INC.

1,030,000 shares of common stock

This prospectus relates to the reoffer and resale by officers, directors, employees and other service providers of ICOP Digital, Inc. (the “Registrant”) of up to 1,030,000 shares of the Registrant’s common stock, no par value, that are defined as “control securities” or “restricted securities” under Instruction C to Form S-8 (the “Shares”). These officers, directors, employees and other service providers (“Selling Shareholders”) acquired or may acquire the Shares under, or by exercising stock options granted under, the Registrant’s 2002 Stock Option Plan, as amended (the “Plan”).

The Selling Shareholders will determine when they will sell their Shares, and may sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale. We will not receive any proceeds from these sales. The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

Our common stock is traded on the Nasdaq Capital Market under the symbols “ICOP.” On October 15, 2009, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.66 per share.

Our principal executive offices are located at 16801 W. 116th Street, Lenexa, Kansas 66219.

Investing in the Shares involves risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus October 16, 2009.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or amendment. We have not authorized any other person to provide you with different information. Information contained on our website does not constitute a part of this prospectus. The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or common stock is sold.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. While we believe that this summary highlights some of the most important information about ICOP Digital, Inc. and this offering, you should read this entire prospectus and the documents incorporated by reference carefully, including “Risk Factors,” before deciding to invest in our securities.

Business Overview

We design, engineer and market video surveillance products for public safety. Our flagship product, the ICOP Model 20/20-W, is a digital in-car video and audio recorder designed for the rugged demands of law enforcement agencies, which provides a secure chain of custody and integrity of the recorded information. Since our first commercial sale in June 2005, we have sold the ICOP Model 20/20-W and its predecessor, the ICOP Model 20/20 , to law enforcement customers in 49 states. The ICOP Model 20/20-W technology also has applications in other markets where video surveillance is critical in the safety of people and security of property, including the military and other public safety installations. Our product is installed in the dashboard of the vehicle; therefore, there are no parts in the trunk, under the seat, or overhead, which is critical in considering officer safety and space limitations within patrol cars. An AM/FM radio is built into the ICOP Model 20/20-W to replace the AM/FM radio in the dashboard. The ICOP Model 20/20-W provides wireless (“W”) upload of the recorded video to the backend server where the video evidence is stored and managed.

Law enforcement has long recognized the value of gathering intelligence and documenting critical events by means of recorded video. Video and audio evidence collected by in-car systems has been used successfully in cases such as driving under the influence, various traffic violations, vehicular pursuits, narcotic enforcement actions, assaults-on-officer incidents and civil litigation involving law enforcement agencies. Information collected by in-car VHS (analog) video systems has also been used to assist agencies in identifying potential threats to homeland security.

The majority of in-car police video systems currently employed, however, rely on outdated analog technology that suffers from inferior quality video and audio, lack of dependability in extreme temperatures, storage and retrieval difficulties and officer safety concerns. The law enforcement industry is currently transitioning from analog to digital technologies for in-car video, and we believe that we are well-positioned to exploit this market. The ICOP Model 20/20-W is priced competitively to comparable units, yet we believe it offers superior video and audio quality, officer safety due to secure and convenient placement in the dashboard, and security for the integrity of the recorded evidence.

The ICOP DVMS (Digital Video Management System) is the original backend video management system for the ICOP Model 20/20-W. In late 2007, we began selling the ICOP iVAULT MMS (Media Management System), an enterprise-level software management product, which was developed to serve as a digital evidence locker for law enforcement, enabling storage of multiple file formats. This software is web-enabled, allowing files to be shared within precincts, among precincts or across the nation, using high levels of security.

The ICOP 20/20 VISION brings the functionality of the ICOP Model 20/20-W to laptops in police cars, allowing the digital video recorder (DVR) to be controlled by an officer’s laptop computer anywhere in the vehicle. This product was developed in response to industry demand, which grew out of the dramatic growth of laptops in police vehicles. We began shipping the ICOP 20/20 VISION in March 2009.

During the second quarter of 2008, we began selling ICOP LIVE, a product that delivers live streaming audio and video. ICOP LIVE works in conjunction with the ICOP Model 20/20-W, enabling live streaming audio and video to and from a first responder vehicle over wireless networks, including cellular networks, mesh networks, etc., from the ICOP Model 20/20-W to police headquarters, personnel on the scene and web-enabled mobile devices such as smart phones and PDAs in the field. Early marketing efforts are focused on our existing customer base of first responders. The audio and video live streams to a virtually unlimited number of simultaneous viewers, using secure protocols. To further leverage the marketing of ICOP LIVE, ICOP has entered into co-marketing agreements with Sprint Nextel (“Sprint”), using the implementation of ICOP LIVE over the Sprint Mobile Broadband Network, and with Strix Systems (“Strix”), one of the worldwide leaders in wireless mesh networking, using the implementation of ICOP LIVE over Strix mesh networks.

During the fourth quarter of 2008, the Registrant introduced the ICOP Model 4000, which is a digital video product designed for school buses, cash transit vehicles, commercial and transit vehicles, including buses and trains. The ICOP Model 4000 records up to eight cameras simultaneously for surveillance of events aboard the vehicles and is capable of live streaming video to first responders and dispatch.

In the first quarter of 2009, we were awarded a contract to outfit security force vehicles in Saudi Arabia with the ICOP 20/20-W. We believe we are well-positioned to begin our international expansion plans by first taking advantage of opportunities in the Middle East.

We are incorporated under the laws of Colorado. Our principal business office is located at 16801 W. 116th Street, Lenexa, Kansas 66219, and our telephone number is (913) 338-5550. Our website address is www.icop.com. Information contained on our website or any other website does not constitute part of this prospectus.

This Offering

Shares of common stock offered by Selling Shareholders	1,030,000

Offering price	The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The sales may be at fixed or negotiated prices.

Nasdaq Capital Market Symbol	ICOP

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, those described elsewhere in this prospectus and the following:

•	the ICOP Model 20/20-W and the ICOP Model 4000 not being accepted by the marketplace;

•	difficulty meeting demand for in-car video technologies at a price that results in a profit;

•	our ability to improve our products and to develop other products necessary to compete in the industry;

•	our ability to bring future products to market;

•	the ICOP Model 20/20-W and the ICOP Model 4000 being replaced by more advanced technologies and thereby becoming obsolete;

•	the limited number of product offerings;

•	budget cuts in the law enforcement industry affecting purchasing levels;

•	our lack of profitability and operating history;

•	our limited ability to control interruptions in production by the outside manufacturers of the ICOP Model 20/20-W and the ICOP Model 4000;

•	our ability to protect proprietary rights or the possibility that others may bring infringement claims against us;

•	a highly competitive and fragmented market;

•	loss of key management personnel;

•	our ability to manage growth;

•	criminal procedure court rulings that may exclude evidence collected by our systems;

•	general economic and business conditions in the United States and other of our markets;

•	potential warranty or product liability claims;

•	our exposure to foreign currency exchange fluctuations; and

•	other factors detailed in our filings with the Securities and Exchange Commission.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this prospectus, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors detailed in our filings with the Securities and Exchange Commission, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We undertake no obligation to revise, or publicly release the results of any revision to, these forward-looking statements. Our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

SELLING SHAREHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resales by the Selling Shareholders. The Selling Shareholders are either holders of “restricted securities” acquired under the Plan or directors, officers or others who may be deemed to be “affiliates” who acquired or may acquire Shares under the Plan. The Selling Shareholders may resell any or all of the Shares at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Registrant who acquire common stock under the Plan may be added to the list of Selling Shareholders and the Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). Furthermore, certain unnamed non-affiliates, each of whom holds less than the lesser of 1,000 shares or one percent of the Shares issuable under the Plan, may use this prospectus for reoffers and resales of Shares up to that amount.

The inclusion of Shares in the table below does not constitute a commitment to sell any of the Shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Eligible to be Offered by the Selling Shareholders (2)	Number of Shares Beneficially Owned After Completion of the Offering (3)		Percentage of the Class Owned After Completion of the Offering (3)
David C. Owen	Chairman and CEO	1,334,002	(4)	475,000	484,002	(4)	2.5%
Laura E. Owen	President, COO, Secretary and Director	1,334,002	(4)	375,000	484,002	(4)	2.5%
Mickie R. Koslofsky	CFO and Treasurer	9,000		20,000	—		*
Roger L. Mason	Director	107,500	(5)	55,000	65,000	(5)	*
Bryan Ferguson	Director	23,500		50,000	1,000		*
Noel Koch	Director	48,300	(5)	55,000	5,800	(5)	*

*	Represents less than 1%.
(1)	Includes shares of common stock beneficially owned or that may be acquired upon exercise of options or warrants exercisable within sixty (60) days of October 9, 2009.
(2)	Represents the number of Shares underlying options granted under the Plan, whether currently vested or unvested.
(3)	Assumes the exercise and resale of all Shares acquired by the Selling Shareholders pursuant to the Plan and that a total of 19,065,475 shares of common stock will be issued and outstanding after the offering. Excludes all securities held after resale that do not vest within 60 days of October 9, 2009.
(4)	As husband and wife, Mr. Owen and Ms. Owen are deemed to beneficially hold the securities held by each other. Their beneficial ownership includes nonstatutory options held by Owen Enterprises, LLC to purchase 100,000 shares of common stock that vest within 60 days of October 9, 2009.
(5)	The amount beneficially owned includes a warrant to purchase 5,000 shares of common stock that vests within 60 days of October 9, 2009.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by this prospectus. We will not receive any of the proceeds from the sale of the Shares, but we have agreed to pay the expenses of preparing this prospectus and the related registration statement.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market or negotiated prices. It is possible that the increase in securities available on the market will have a negative effect on the resale price of our securities and may make it difficult for purchasers to resell the securities at a profit or at all.

The Selling Shareholders also may sell Shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares or warrants in connection with these trades. Unless prohibited by Registrant policy or applicable rules or regulations, the Selling Shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares or warrants.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from either the Selling Shareholders or, if any broker-dealer acts as agent for the purchaser, from the purchaser, in amounts to be negotiated. It is not expected that these commissions and discounts would exceed what is customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have elected, to pay all fees and expenses incident to the registration of the Shares being registered herein. We are not required to pay commissions and other selling expenses.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of no par value common stock, and 5,000,000 shares of no par value preferred stock. As of October 9, 2009, we had 18,096,975 shares of common stock and no shares of preferred stock outstanding.

The following description of our common stock, preferred stock and certain outstanding rights to obtain our common stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, both as amended (our “Articles of Incorporation” and “Bylaws,” respectively). A complete legal description of any securities sold under this prospectus, if different than these foregoing securities, will be included in a prospectus supplement.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

As of October 9, 2009, there were 5,000,000 shares of preferred stock authorized, of which 1,000,000 shares were designated as Series A Convertible Preferred Stock. As of October 9, 2009, there were no shares of preferred stock outstanding.

Our Board of Directors is authorized by our Articles of Incorporation to provide for the issuance of shares of non-voting preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. At present we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

2002 Stock Option Plan

Our 2002 Stock Option Plan, as amended, is administered by the Compensation and Incentive Plan Committee of our Board. In August 2009, our stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan to 4,000,000 shares, of which no more than 2,000,000 may be incentive stock options. The number of shares available for issuance automatically increases each year in an amount equal to 0.5% of the number of shares of common stock then issued and outstanding. Pursuant to the terms of the Plan, stock options, restricted stock awards and other stock-based awards may be granted to our employees, directors and consultants.

Warrants

Bridge Warrants. In March 2005, we completed a $2.2 million bridge loan from lenders to help us meet our working capital needs. In connection with these bridge loans, we issued warrants (“Bridge Warrants”) to the noteholders to purchase up to approximately 400,000 shares of common stock at an exercise price of $4.125 per share, subject to certain adjustments. The Bridge Warrants expire on January 31, 2010. As of October 9, 2009, a total of 360,002 of these Bridge Warrants remained unexercised and outstanding.

Consultants’ Warrants. In November 2005, we issued a warrant to a consultant to purchase up to 25,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in November 2010. In August 2006, we issued a warrant to a consultant to purchase up to 10,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in August 2011. On April 1, 2009, we issued the following warrants to a consultant: a warrant to purchase up to 100,000 shares of common stock for $1.50 per share; and a warrant to purchase up to 100,000 shares of common stock for $2.50 per share. These warrants expire on March 31, 2011. As of October 9, 2009, all of these warrants remained unexercised and outstanding.

Independent Directors’ Warrants. In 2005, we granted each member of our audit committee a warrant to purchase 5,000 shares of our common stock at an exercise price of $6.535 per share, subject to certain adjustments. The warrants expire in December 2009. As of October 9, 2009, these warrants remained unexercised and outstanding.

Redeemable Warrants. In July 2005, we completed a public offering of 1,495,000 units, each unit consisting of two shares of common stock and two redeemable warrants. In December 2005, we completed a private placement of 650,000 shares of common stock and 227,500 redeemable warrants identical to the redeemable warrants issued in our July 2005 public offering. In October 2006, we completed a public offering of 1,150,000 shares and 1,150,000 redeemable warrants identical to the redeemable warrants issued in our July 2005 public offering and December 2005 private placement. Each redeemable warrant issued in our 2005 and 2006 public offerings and in our 2005 private placement is exercisable for one share of common stock at $6.19 per share, subject to adjustment, until July 8, 2010, unless redeemed earlier. As of October 9, 2009, 4,208,025 of the 4,367,500 redeemable warrants issued remained unexercised and outstanding. The conditions for redemption have been satisfied, so we could call the warrants at any time in our sole discretion. However, we have no plans to do so as long as the exercise price exceeds the current trading price of our common stock.

Representative’s Purchase Warrant. In connection with the July 2005 public offering, we issued a warrant to Paulson Investment Company, Inc., the representative of the underwriters of that offering, to purchase up to 130,000 units at an exercise price of $9.90 per unit, subject to certain adjustments. Each unit consists of two shares of common stock and two redeemable warrants. The representative’s warrant expires in July 2010. As of October 9, 2009, 23,400 units (consisting of 46,800 shares of common stock and 46,800 redeemable warrants) remained available for issuance upon exercise of the representative’s warrant.

Placement Agent Warrant. In connection with a private placement in December 2005, we issued a warrant to the placement agent, Paulson Investment Company, Inc., to purchase up to 47,125 shares of common stock and 16,494 underlying redeemable warrants (“Agent Redeemable Warrants”) at an exercise price of $5.92 per one share and 0.35 redeemable warrant (exercisable at $6.19), subject to certain adjustments. The Agent Redeemable Warrants expire in July 2010 and remained unexercised and outstanding at October 9, 2009.

Class B Warrants. In June 2009, we completed a public offering of 650,000 units (plus an overallotment 97,500 units), each unit consisting of 12 shares of common stock and 12 non-redeemable Class B warrants. Each Class B warrant may be exercised for one share of common stock at an exercise price of $0.418 per share, subject to certain adjustments, until December 2, 2009. As of October 9, 2009, 7,182,386 Class B warrants remained unexercised and outstanding.

Underwriter’s Warrant. In connection with the June 2009 public offering, we issued a warrant to Paulson Investment Company, Inc., the underwriter of that offering, to purchase up to 780,000 shares of common stock at an exercise price of $5.52 per share, subject to certain adjustments. The underwriter’s warrant may be exercised between June 1, 2010 and June 1, 2014. As of October 9, 2009, no part of the underwriter’s warrant had been exercised.

Except for the August 2006 consultant’s warrant to purchase 10,000 shares for $7.50 per share, all of the shares underlying each of the aforementioned warrants (including the shares underlying Placement Redeemable Warrants and the Agent Redeemable Warrants) have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Colorado Law and Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at an election of directors; provided, however, that if less than the entire Board of Directors is to be removed, no one director may be removed if the vote cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Staggered Board. Our Board of Directors is divided into three nearly equal classes, with the directors of one class standing for election each year. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders, such as removing directors from our Board as provided under Colorado law.

Stockholder Action by Written Consent; Special Meetings. Colorado law prohibits stockholder action by written consent in lieu of a meeting unless such written action is signed by all of our stockholders or such lesser number of stockholders if provided for in the Articles of Incorporation. Our Articles of Incorporation provide that written consent of an action may be effected by signatures of that number of shares of common stock required to approve that action. Our Bylaws provide that special meetings of stockholders may be called by the President, by the Board of Directors or by the President upon the request of holders of 10% or more of the outstanding shares entitled to vote at the meeting.

Transfer Agent, Warrant Agent and Registrar

Our transfer agent and registrar for our common stock and warrant agent for the warrants is Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

EXPERTS

Our financial statements for the years ended December 31, 2008 and December 31, 2007 in this prospectus have been audited by Cordovano & Honeck LLP, independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-8. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our annual report on Form 10-K filed on March 20, 2009, which contains audited financial statements for the fiscal year ended December 31, 2008;

•	Our definitive proxy statement on Schedule 14A filed on July 2, 2009;

•	Our quarterly reports on Forms 10-Q filed on May 15, 2009 and August 7, 2009;

•	Our current reports on Forms 8-K filed on February 4, 2009, March 18, 2009, March 24, 2009, May 15, 2009, May 20, 2009, June 17, 2009, July 21, 2009 and August 6, 2009;

•

All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on July 6, 2005 and May 28, 2009, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: ICOP Digital, Inc., Attention: Secretary, 16801 W. 116th Street, Lenexa, Kansas 66219, (913) 338-5550. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-8 under the Securities Act with respect to the Shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements because certain information has been incorporated into the registration statements by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site.  The address of this site is http://www.sec.gov.

INDEMNIFICATION

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of ours (or by reason of service as a director, officer, employee or agent of another entity at our request), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in our best interests or, in all other cases, in a manner that was at least not opposed to our best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to us, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of ours (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at our request) to the maximum extent permitted under

Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Registrant pursuant to applicable state law, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	Our annual report on Form 10-K filed on March 20, 2009, which contains audited financial statements for the fiscal year ended December 31, 2008;

•	Our definitive proxy statement on Schedule 14A filed on July 2, 2009;

•	Our quarterly reports on Forms 10-Q filed on May 15, 2009 and August 7, 2009;

•	Our current reports on Forms 8-K filed on February 4, 2009, March 18, 2009, March 24, 2009, May 15, 2009, May 20, 2009, June 17, 2009, July 21, 2009 and August 6, 2009;

•

All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on July 6, 2005 and May 28, 2009, and any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Company specifically excludes from incorporation any information that has been furnished and not filed pursuant to Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of ours (or by reason of service as a director, officer, employee or agent of another entity at our request), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in our best interests or, in all other cases, in a manner that was at least not opposed to our best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to us, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of ours (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at our request) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

We issued stock options in reliance on the exemptions under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions in compensatory circumstances as provided under Rule 701. All recipients of stock options issued under the Plan had adequate access, through their relationship with the Company, to information about the Company.

ITEM 8.	EXHIBITS.

The Exhibits furnished as part of this Registration Statement on Form S-8 are identified in the Exhibit Index immediately following the signature pages of this Registration Statement. Such Exhibit Index is incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: (a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the

Registrant; (c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and (d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(5) For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lenexa, Kansas on October 16, 2009.

ICOP Digital, Inc.

By:	/s/ DAVID C. OWEN
David C. Owen
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ICOP Digital, Inc., do hereby constitute and appoint David C. Owen, Laura E. Owen and Mickie R. Koslofsky or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration statement to which this registration statement relates, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. OWEN	Chairman and Chief Executive Officer (Principal Executive Officer)	October 16, 2009
David C. Owen

/s/ MICKIE R. KOSLOFSKY	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	October 16, 2009
Mickie R. Koslofsky

/s/ LAURA E. OWEN	President, Chief Operating Officer, Secretary and Director	October 16, 2009
Laura E. Owen

/s/ BRYAN FERGUSON	Director	October 16, 2009
Bryan Ferguson

/s/ NOEL KOCH	Director	October 16, 2009
Noel Koch

/s/ ROGER MASON	Director	October 16, 2009
Roger Mason

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

3.6	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed December 4, 2007).

5.1	Opinion of Holland & Knight LLP.*

10.1	2002 Stock Option Plan, as amended.*

10.2	Certificate of Amendment to 2002 Stock Option Plan, as amended.*

23.1	Consent of Cordovano and Honeck LLP.*

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (reference is made to the signature page).*

*	Filed herewith.